Aston Funds
                   File No.: 811-8004

                 EXHIBIT TO ITEM 77Q1(e)

      Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant's Form
Type 485BPOS, dated November 30, 2006 (Accession No.
0000950137-06-013058), and incorporated by reference herein:

(1)	Investment Advisory Agreement
(2)	Sub-Investment Advisory Agreement - ABN AMRO Asset
Management, Inc. ("AAAM")
(3)	Sub-Investment Advisory Agreement - Montag &
Caldwell, Inc.
(4)	Sub-Investment Advisory Agreement - TAMRO Capital
Partners LLC
(5)	Sub-Investment Advisory Agreement - Veredus Asset
Management LLC
(6)	Sub-Investment Advisory Agreement - River Road Asset
Management, LLC ("River Road")
(7)	Sub-Investment Advisory Agreement - MFS Institutional
Advisors, Inc. ("MFS")
(8)	Sub-Investment Advisory Agreement - Optimum
Investment Advisors, LLC ("Optimum")
(9)	Sub-Investment Advisory Agreement - McDonnell
Investment Management, LLC
(10)	Sub-Investment Advisory Agreement - Taplin, Canida &
Habacht, Inc.

The following documents are included in Registrant's Form
Type 485APOS, dated January 12, 2007 (Accession No.
0000950137-07-000312), and incorporated by reference herein:

(1)	Revised Schedules A and B to the Investment Advisory
Agreement
(2)	Revised Schedule A to the Sub-Investment Advisory
Agreement - AAAM
(3)	Revised Schedules A and B to the Sub-Investment
Advisory Agreement - Optimum

The following documents are included in Registrant's Form
Type 485APOS, dated May 9, 2007 (Accession No. 0000950137-
07-007137), and incorporated by reference herein:

(1)	Revised Schedules A and B to the Investment Advisory
Agreement
(2)	Sub-Investment Advisory Agreement - River Road
(3)	Revised Schedule B to the Sub-Investment Advisory
Agreement - MFS